                                                                Exhibit 99-F

              [LETTERHEAD OF JONES & BLOUCH L.L.P. APPEARS HERE]







                             February 27, 1998


The Minnesota Mutual Life
  Insurance Company
400 Robert Street North
St. Paul, MN  55101


Ladies and Gentlemen:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 2 to the registration statement on Form S-6 of Minnesota Mutual Variable Life Account, File No. 33-64395, to be filed with the Securities and Exchange Commission.


                                        Very truly yours,


                                        /s/ Jones & Blouch L.L.P.

                                        Jones & Blouch L.L.P.